UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2010

WESTWOOD HOLDINGS GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware	001-31234	75-2969997
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Crescent Court, Suite 1200

Dallas, Texas 75201

(Address of principal executive offices)

(214) 756-6900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Executive Employment Agreement

On April 21, 2010, Westwood Holdings Group, Inc. (the “Company”) entered into an Executive Employment Agreement (the “Agreement”), effective as of May 1, 2010, with Brian O. Casey, the Company’s President and Chief Executive Officer and a director of the Company. The Agreement with Mr. Casey contemplates that he will continue to serve as President and Chief Executive Officer of the Company, and will be nominated for reelection to the Company’s Board of Directors annually. If elected, Mr. Casey agrees to continue to serve as a director of the Company. The term of the Agreement with Mr. Casey extends through April 30, 2015.

The Agreement provides for the payment of an annual base salary of $500,000 to Mr. Casey, subject to review and increase (but not decrease) from time to time by action of the Board of Directors or the Compensation Committee of the Company. The Agreement also provides that Mr. Casey will be eligible for the award of both performance-based and discretionary bonuses as approved by the Compensation Committee. The maximum bonus shall be 3% of the Company’s Adjusted pre-tax income and subject to meeting Company performance goals, as established by the Compensation Committee of the Board during the first quarter of each year. “Adjusted pre-tax income” will be determined based on the Company’s audited financial statements and comprises the Company’s income before income tax, increased by (i) the expense incurred for the year for the annual incentive award to the Chief Executive Officer and Chief Investment Officer, (ii) the expense incurred for the year for performance-based restricted stock awards to the Chief Executive Officer and Chief Investment Officer and (iii) the expense incurred for the year for incentive compensation for all of the Company’s other employees.

The Agreement also provides that Mr. Casey will be granted an award of 175,000 shares of restricted stock, which will vest in equal parts at the end of each year of the term of the Agreement (35,000 per year), subject to performance vesting goals as established by the Compensation Committee of the Board of Directors during the first quarter of each year and in accordance with the Third Amended and Restated Westwood Holdings Group, Inc. Stock Incentive Plan (the “Plan”) (as amended and restated from time to time).

The Agreement contains non-competition and non-solicitation covenants that apply in specified circumstances for a period of one year following termination of employment. The Agreement also provides for the payment of severance benefits to Mr. Casey, including annual base salary and medical benefits for a one-year period, in the event that the Company terminates Mr. Casey with or without “Cause” or Mr. Casey resigns from the Company with or without “Good Reason” (including Mr. Casey’s resignation during a specified period following a “Change of Control”); provided, that the Company will not be obligated to pay the annual base salary severance amount in the event that (i) Mr. Casey is terminated with or without “Cause” or resigns without “Good Reason” and (ii) the Company elects not to require that Mr. Casey comply with the non-competition and non-solicitation covenants contained in the Agreement. In addition, all unvested stock options and unvested restricted stock awards will accelerate and become fully vested and exercisable in the event of Mr. Casey’s death, his termination without “Cause,” his resignation with “Good Reason” and his termination by reason of “Disability.”

The Agreement is attached hereto as Exhibit 10.1. The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement.

Restricted Stock Agreement

On April 21, 2010, the Company also entered into a Restricted Stock Agreement with Mr. Casey. The Restricted Stock Agreement provides for the grant of 175,000 shares of restricted common stock (“Restricted Stock”) to Mr. Casey, which shares of Restricted Stock vest 20% per year over a period of five years, provided that the performance goal for the applicable year has been met. The material terms of the performance goals relating to the vesting of shares of Restricted Stock include provisions for vesting in the 2010 fiscal year in the event that the Company’s “adjusted pre-tax income” is at least $14,774,000, representing a five-year compound annual growth rate of 10% over 2005 adjusted pretax income of $9,173,700. In each subsequent vesting year, the performance goal for further vesting of shares of Restricted Stock will be determined by the Company’s Compensation Committee and established no later than ninety (90) days after the commencement of such fiscal year. Performance goals will in all events be based upon criteria set forth in the Plan. If, in any year during the vesting period, the performance goal is not met, the Compensation Committee may establish a goal for a subsequent vesting period, which, if achieved or exceeded, may result in full or partial vesting of the shares of Restricted Stock that did not otherwise become vested in a prior year.

Under the terms of the Restricted Stock Agreement, “adjusted pre-tax income” is determined based on the Company’s audited financial statements as the Company’s income before income tax, increased by (i) the expense incurred for the year for the performance-based annual incentive awards to the Chief Executive Officer and Chief Investment Officer, (ii) the expense incurred for the year for the performance-based restricted stock awards to the Chief Executive Officer and Chief Investment Officer and (iii) the expense incurred for the year for incentive compensation for all of the Company’s other employees. Upon the termination of employment of Mr. Casey, any shares of Restricted Stock that have not vested will be forfeited, except in the event of death (in which case all shares of Restricted Stock will vest) and except as may be provided in the employment agreement of Mr. Casey.

The Restricted Stock Agreement is attached hereto as Exhibit 10.2. The foregoing description of the Restricted Stock Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement.

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The annual meeting of stockholders of the Company was held on April 21, 2010 in Dallas, Texas, for the purpose of considering and acting upon the following:

(a)	Election of directors. The stockholders elected the following directors to hold office until the next annual meeting or until their respective successors shall have been duly elected and qualified.

Nominee	For	Withheld
Susan M. Byrne	6,455,681	43,852
Brian O. Casey	6,456,010	43,523
Tom C. Davis	6,436,871	62,662
Richard M. Frank	6,316,736	182,797
Robert D. McTeer	6,455,460	44,073
Jon L. Mosle, Jr.	6,435,003	64,530
Geoffrey R. Norman	6,316,286	183,247
Raymond E. Wooldridge	6,314,776	184,757

(b)	The ratification of Grant Thornton LLP as independent auditors for the year ending December 31, 2010.

For	Against	Abstain
6,994,384	1,596	1,746

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit	Description

10.1	Executive Employment Agreement dated as of May 1, 2010 between the Company and Brian O. Casey

10.2	Restricted Stock Agreement dated April 21, 2010 between the Company and Brian O. Casey

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 23, 2010

WESTWOOD HOLDINGS GROUP, INC.

By:	/s/ William R. Hardcastle, Jr.
William R. Hardcastle, Jr.
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Executive Employment Agreement dated as of May 1, 2010 between the Company and Brian O. Casey

10.2	Restricted Stock Agreement dated April 21, 2010 between the Company and Brian O. Casey